EXHIBIT 99.1

Otelco Announces Release Date for Third Quarter 2019 Results and Fiber Deployment Update

ONEONTA, Ala., Oct. 08, 2019 (GLOBE NEWSWIRE) -- Otelco Inc. (Nasdaq: OTEL), a wireline telecommunication services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia, announced today that it will release its third quarter 2019 financial and operational results after the close of trading on Tuesday, November 5, 2019. The Company will hold a conference call to discuss these results on Wednesday, November 6, 2019, at 11:30 a.m. (Eastern Time). To listen to the call, participants should dial (856) 344-9221 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 2:30 p.m. (Eastern Time) on November 6, 2019, through November 15, 2019, by dialing (719) 457-0820 and entering Confirmation Code 2896913.

The live broadcast of Otelco’s quarterly conference call will be available online at www.Otelco.com on November 6, 2019, beginning at 11:30 a.m. (Eastern Time). The online replay will be available at approximately 2:30 p.m. (Eastern Time) on November 6, 2019, and will continue to be available for 30 days.

ALABAMA INVESTMENT SIGNIFICANTLY EXPANDS FIBER AND IMPROVES BROADBAND SPEEDS
Otelco announced in July 2019 that the Company will install 113 miles of additional fiber in Alabama by early 2020, focused on the northern part of its territory in and around Arab, Alabama. Approximately 40 percent of that fiber has been engineered and installed, with an additional 1,300 premises added to its fiber-to-the-premise capability. In addition to the fiber installation, the Company continues to upgrade its DSL platform in all service areas to provide speeds that meet the national standard of 25/3 or higher, increasing speeds for nearly 30 percent of its customers not served by fiber-to-the-premise. In the southern part of its Alabama territory in and around Oneonta, Alabama, where Otelco is also the cable provider, the Company has initiated the preliminary work necessary to upgrade its hybrid fiber coax network to DOCSIS 3.1 beginning in 2020. Once completed, customers will be able to receive gigabit speed internet similar to speeds available over a fiber-to-the-premise network.

Commenting on these developments, Richard Clark, President and Chief Operating Officer of Otelco, pointed out that, while these network improvements are progressing, the Company has worked to increase speeds to the maximum available within its current platform until the new facilities are operational. Clark said, “Our customers now have access to the maximum speed our network can provide while we enhance our offering with both fiber builds and new electronics. We recognize that most households have multiple devices in use requiring internet connectivity. While gigabit service is probably not necessary for most customers today, it is highly likely that speed requirements will continue to increase in coming years. We are redesigning our network to provide for these future requirements.”

CAF II SERVICE EXPANDS IN WESTERN MASSACHUSETTS
Otelco, in conjunction with WiValley, will deploy a fixed wireless network solution which will reach approximately 96 percent of the locations in four towns in western Massachusetts. At this time, approximately 35 customer locations have either been installed or have ordered service. With only 10 percent of the network construction completed, the initial take rate is 43 percent. The network is expected to be fully installed by the end of 2019 with customer installations continuing into next year.

ABOUT OTELCO
Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia. The Company’s services include local and long distance telephone, digital high-speed data lines, transport services, network access, cable television and other related services. Otelco provides over 68,000 services to more than 32,000 customers and is among the top 20 largest local exchange carriers in the United States. Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers. It also provides competitive retail and wholesale communications services and technology consulting, managed services and private/hybrid cloud hosting services through several subsidiaries. For more information, visit the Company’s website at www.Otelco.com.

FORWARD LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3571
Curtis.Garner@Otelco.com